UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 26, 2004

                                  TECHALT, INC.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27867
                            (Commission File Number)

                                   87-0533626
                        (IRS Employer Identification No.)

                         3311 N. Kennicott Ave., Suite A
                           Arlington Heights, IL 60004
               (Address of principal executive offices)(Zip Code)

                                 (847) 870-2601
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

      Item 1.01 Entry into a Material Definitive Agreement.

TechAlt, Inc., a Nevada corporation (the "Company") entered into a Master Contract, followed by a Statement of Work executed on October 26, 2004, with Arias Technologies, Inc. ("Arias"), for documentation and training services applicable to the Phase 1 implementation of the Company's secure wireless communications product line in connection with Cook County's mobile wireless video and data network project (the "Agreement"). The Agreement may be terminated by either party upon thirty (30) days written notice. Arias is a registered Cook County Minority Owned Business.

Pursuant to the terms of the contract, Arias will be providing end-user training curriculum and materials for the TechAlt mobile video documentation system, mobile communications system, TechAlt software and fixed communications system. Arias will also be providing classroom and field training to end-users of TechAlt equipment. Pursuant to the terms of the Agreement, Arias will invoice the Company approximately $318,000 for the services, for which the Company will be reimbursed in connection with the Cook County's mobile wireless video and data network project.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TECHALT, INC.
                                                  (Registrant)

                                             /s/ David M. Otto
                                             -------------------------------
                                             By: David M. Otto
                                             Its: Secretary

                                             Date: October 26, 2004